Exhibit 10.20

MODIFICATION 2 TO CONSULTING SERVICES AGREEMENT

Between

QUANTUM COMPUTING INC. and CHRISTOPHER ROBERTS

This Second Modification to the Consulting Services Agreement dated July 1, 2023 (the “Second Modification”), is made as of the 18th day of June, 2024 (the “Effective Date”) and amends the Consulting Services Agreement dated July 1, 2023 (the “Consulting Agreement”), between Christopher Roberts (the “Consultant”), and Quantum Computing Inc (the “Company”).

The Consulting Agreement is amended in part to extend the Consultancy Term in paragraph 2 for an additional six (6) month term. For avoidance of doubt, the termination date of the Consulting Agreement has been changed to December 31, 2024.

The Consulting Agreement is amended in part to expand the reimbursement of expenses in paragraph 3 to provide that the Company will reimburse documented COBRA health, dental and vision insurance premiums, in addition to approved travel and meal expenses, during the Term of the Consulting Agreement.

All other provisions of the Consulting Agreement will remain unchanged.

Agreed to between the parties:

Consultant: CHRISTOPHER ROBERTS	Quantum Computing Inc.
Signature: /s/ Chris Roberts	Signature: /s/ Chris Boehmler
Typed Name: Chris Roberts	Typed Name: Chris Boehmler
Title: Consultant	Title: Chief Financial Officer
Date: June 18, 2024	Date: June 18, 2024